Exhibit 99.1

Arc Logistics Partners http://arcxlp.com

Arc Logistics Partners LP Announces First Quarter 2016 Results

NEW YORK, May 5, 2016 (GLOBE NEWSWIRE) -- Arc Logistics Partners LP (NYSE: ARCX) ("Arc Logistics" or the "Partnership") today reported its financial and operating results for the first quarter ended March 31, 2016.

During the first quarter of 2016, the Partnership accomplished the following:

•	Realized throughput of 145.0 thousand barrels per day (“mbpd”)

•	Reported revenues, net income and Adjusted EBITDA of $26.1 million, $4.9 million and $13.5 million, respectively

•	Invested $4.2 million of expansion capital expenditures to support existing, new and future customer initiatives

•	Generated Distributable Cash Flow of $9.0 million

•	Declared a quarterly cash distribution of $0.44 per unit for the first quarter ended March 31, 2016

•	Acquired four petroleum products terminals located in Altoona, Mechanicsburg, Pittston and South Williamsport, Pennsylvania from Gulf Oil Limited Partnership (the “Pennsylvania Terminals Acquisition”)

For additional information regarding the Partnership’s calculation of Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures, and a reconciliation of net income to Adjusted EBITDA and Distributable Cash Flow, please see below in this release and the accompanying tables.

First Quarter 2016 Operational and Financial Results

The Partnership’s first quarter 2016 reported revenues, net income and Adjusted EBITDA of $26.1 million, $4.9 million and $13.5 million, respectively, which represents an increase over the Partnership’s first quarter 2015 reported revenues, net income and Adjusted EBITDA of $13.6 million, $0.3 million and $7.4 million, respectively. Operating income increased $6.0 million to $4.8 million for the first quarter 2016 when compared to the first quarter 2015 operating loss of $1.2 million, which increase was principally due to the following:

•	Revenues increased by $12.5 million, or 92%, to $26.1 million as compared to $13.6 million, which increase was due to (i) $12.0 million attributable to new agreements acquired in the Pennsylvania Terminals Acquisition, the Joliet terminal acquisition and the Pawnee terminal acquisition and (ii) $0.6 million related to the execution of new or amendments to customer agreements at the Partnership’s Blakeley, Madison, Mobile-Methanol and Norfolk terminals and additional customer activity in the Partnership’s Brooklyn, Baltimore, Portland and Toledo terminals. The increased revenue was offset by $0.6 million as a result of lower recontracting rates at the Partnership’s Chickasaw and Mobile terminals, reduced throughput activity at the Partnership’s Chickasaw, Cleveland, Mobile and Selma terminals and lower ancillary fees as a result of a mild winter.

•	Operating expenses increased by $2.4 million, or 38%, to $8.7 million as compared to $6.3 million, which increase was the result of higher property taxes, repair and maintenance expenses and employee and contract labor expenses as a result of the Pennsylvania Terminals Acquisition, the Joliet terminal acquisition and the Pawnee terminal acquisition.

•	Selling, general and administrative expenses decreased by approximately $0.1 million to $5.2 million as compared to $5.4 million, which was a result of a $1.0 million decrease in due diligence expenses and a $0.3 million decrease in stock based compensation offset by increased professional fees associated with a customer dispute of $0.8 million and an increase in expenses paid to the Partnership’s general partner of $0.2 million.

•	Depreciation expense increased by $1.8 million to $3.7 million as compared to $1.8 million, which increase was primarily due to the impact of the Pennsylvania Terminals Acquisition, the Joliet terminal acquisition and the Pawnee terminal acquisition, the 2015 capital expenditure program at the Gulf Coast terminals for customer expansion activities and incremental maintenance. Amortization expense increased by $2.5 million, which increase was primarily due to the intangible assets acquired in the Joliet and Pawnee terminals acquisitions.

As of March 31, 2016, the Partnership's storage capacity was approximately 7.7 million barrels, which represents approximately a 1.3 million barrel, or 20%, increase when compared to the Partnership’s capacity at March 31, 2015. The increase in storage capacity is related to the Pennsylvania Terminals Acquisitions, the Joliet terminal acquisition and the Pawnee terminal acquisition.

The Partnership's throughput activity increased by 76.7 mbpd, or 112%, to 145.0 mbpd during the first quarter of 2016 compared to the first quarter of 2015. The increase was due to the Pennsylvania Terminals Acquisition, the Joliet terminal acquisition, the Pawnee terminal acquisition and increased customer activity at the Partnership’s Blakeley, Brooklyn, Norfolk and Toledo terminals offset by decreased customer activity at the Partnership’s Chickasaw, Mobile-Methanol, Portland and Selma terminals.

In April 2016, the Partnership declared a quarterly cash distribution of $0.44 per unit, or $1.76 per unit on an annualized basis, for the period from January 1, 2016 through March 31, 2016. The distribution will be paid on May 13, 2016 to unitholders of record on May 9, 2016.

Conference Call

Arc Logistics will hold a conference call and webcast to discuss the first quarter 2016 financial and operating results on May 5, 2016, at 5:00 p.m. Eastern. Interested parties may listen to the conference call by dialing (855) 433-0931. International callers may access the conference call by dialing (484) 756-4279. The call may also be accessed live over the internet by visiting the “Investor Relations” page of the Partnership’s website at www.arcxlp.com and will be available for replay for approximately one month.

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About Arc Logistics Partners LP

Arc Logistics is a fee-based, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of complementary energy logistics assets. Arc Logistics is principally engaged in the terminalling, storage, throughput and transloading of crude oil and petroleum products. For more information, please visit www.arcxlp.com.

Forward-Looking Statements

Certain statements and information in this press release constitute “forward-looking statements.” Certain expressions including “believe,” “expect,” “intends,” or other similar expressions are intended to identify the Partnership’s current expectations, opinions, views or beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from forward-looking statements include but are not limited to: (i) adverse economic, capital markets and political conditions; (ii) changes in the market place for the Partnership’s services; (iii) changes in supply and demand of crude oil and petroleum products; (iv) actions and performance of the Partnership’s customers, vendors or competitors; (v) changes in the cost of or availability of capital; (vi) unanticipated capital expenditures in connection with the construction, repair or replacement of the Partnership’s assets; (vii) operating hazards, unforeseen weather events or matters beyond the Partnership’s control; (viii) inability to consummate acquisitions, pending or otherwise, on acceptable terms and successfully integrate acquired businesses into the Partnership’s operations; (ix) effects of existing and future laws or governmental regulations; and (x) litigation. Additional information concerning these and other factors that could cause the Partnership’s actual results to differ from projected results can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission (“SEC”), including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 11, 2016 and any updates thereto in the Partnership’s subsequent quarterly reports on Form 10-Q and current reports on Forms 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Partnership defines Adjusted EBITDA as net income before interest expense, income taxes and depreciation and amortization expense, as further adjusted for other non-cash charges and other charges that are not reflective of its ongoing operations. Adjusted EBITDA is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess (i) the performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the Partnership’s ability to make distributions; (iv) the Partnership’s ability to incur and service debt and fund capital expenditures; and (v) the Partnership’s ability to incur additional expenses. The Partnership believes that the presentation of Adjusted EBITDA provides useful information to investors in assessing its financial condition and results of operations.

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The Partnership defines Distributable Cash Flow as Adjusted EBITDA less (i) cash interest expense paid; (ii) cash income taxes paid; (iii) maintenance capital expenditures paid; and (iv) equity earnings from the Partnership’s interests in Gulf LNG Holdings Group, LLC (the “LNG Interest”); plus (v) deferred revenue adjustments; and (vi) cash distributions from the LNG Interest. Distributable Cash Flow is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements may use to evaluate whether the Partnership is generating sufficient cash flow to support distributions to its unitholders as well as to measure the ability of the Partnership’s assets to generate cash sufficient to support its indebtedness and maintain its operations.

The GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is net income. Adjusted EBITDA and Distributable Cash Flow should not be considered as an alternative to net income. Adjusted EBITDA and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income. You should not consider Adjusted EBITDA or Distributable Cash Flow in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. Additionally, because Adjusted EBITDA and Distributable Cash Flow may be defined differently by other companies in the Partnership’s industry, the Partnership’s definitions of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see the reconciliation of net income to Adjusted EBITDA and Distributable Cash Flow in the accompanying tables.

Investor Contact:
IR@arcxlp.com
www.arcxlp.com
212-993-1290

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ARC LOGISTICS PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenues:
Third-party customers	$22,584	$11,379
Related parties	3,483	2,178
	26,067	13,557
Expenses:
Operating expenses	8,687	6,280
Selling, general and administrative	3,924	4,298
Selling, general and administrative - affiliate	1,322	1,076
Depreciation	3,652	1,844
Amortization	3,697	1,246
Total expenses	21,282	14,744
Operating (loss) income	4,785	(1,187)
Other income (expense):
Equity earnings from unconsolidated affiliate	2,461	2,489
Other income	-	5
Interest expense	(2,367)	(951)
Total other income, net	94	1,543
Income before income taxes	4,879	356
Income taxes	28	52
Net income	4,851	304
Net income attributable to non-controlling interests	(1,735)	-
Net income attributable to partners' capital	3,116	304
Other comprehensive loss	(896)	(471)
Comprehensive (loss) income attributable to partners’ capital	$2,220	$(167)

Earnings per limited partner unit:
Common units (basic and diluted)	$0.15	$0.01
Subordinated units (basic and diluted)	$0.15	$0.01

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ARC LOGISTICS PARTNERS LP

CONSOLIDATED BALANCE SHEETS

(In thousands, except unit amounts)

(Unaudited)

	March 31,	December 31,
	2016	2015
Assets:
Current assets:
Cash and cash equivalents	$6,888	$5,870
Trade accounts receivable	9,041	8,633
Due from related parties	1,337	1,532
Inventories	419	318
Other current assets	1,106	1,162
Total current assets	18,791	17,515
Property, plant and equipment, net	391,171	380,671
Investment in unconsolidated affiliate	73,708	74,399
Intangible assets, net	128,501	132,121
Goodwill	39,871	39,871
Other assets	3,779	3,945
Total assets	$655,821	$648,522
Liabilities and partners' capital:
Current liabilities:
Accounts payable	$5,057	$4,085
Accrued expenses	5,274	6,857
Due to general partner	1,020	638
Other liabilities	3,981	3,914
Total current liabilities	15,332	15,494
Credit facility	240,313	226,063
Other non-current liabilities	21,410	21,745
Total liabilities	277,055	263,302
Commitments and contingencies
Partners' capital:
General partner interest	-	-
Limited partners' interest
Common units – (13,181,409 and 13,174,410 units issued and outstanding at March 31, 2016 and December 31, 2015, respectively)	210,480	213,281
Subordinated units – (6,081,081 units issued and outstanding at March 31, 2016 and December 31, 2015)	83,679	85,371
Non-controlling interests	84,210	85,275
Accumulated other comprehensive (loss) income	397	1,293
Total partners' capital	378,766	385,220
Total liabilities and partners' capital	$655,821	$648,522

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ARC LOGISTICS PARTNERS LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2016	2015
Cash flow from operating activities:
Net income	$4,851	$304
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	3,652	1,844
Amortization	3,697	1,246
Equity earnings from unconsolidated affiliate, net of distributions	(282)	(714)
Amortization of deferred financing costs	359	96
Unit-based compensation	1,095	1,535
Changes in operating assets and liabilities:
Trade accounts receivable	(219)	(196)
Due from related parties	195	(45)
Inventories	(101)	(64)
Other current assets	56	(447)
Accounts payable	(792)	(321)
Accrued expenses	(1,447)	(314)
Due to general partner	383	2,282
Other liabilities	1,073	197
Net cash provided by operating activities	12,520	5,403
Cash flows from investing activities:
Capital expenditures	(5,715)	(1,334)
Investment in unconsolidated affiliate	-	(310)
Net cash paid for acquisitions	(8,000)	-
Net cash used in investing activities	(13,715)	(1,644)
Cash flows from financing activities:
Distributions	(8,473)	(5,309)
Deferred financing costs	(192)	(389)
Proceeds from credit facility	14,250	-
Payments of earn-out liability	(341)	-
Distributions paid to non-controlling interests	(2,800)	-
Distribution equivalent rights paid on unissued units	(231)	(215)
Net cash used in financing activities	2,213	(5,913)
Net decrease in cash and cash equivalents	1,018	(2,154)
Cash and cash equivalents, beginning of period	5,870	6,599
Cash and cash equivalents, end of period	$6,888	$4,445

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ARC LOGISTICS PARTNERS LP

RECONCILIATION OF ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net Income	$3,116	$304
Income taxes	28	52
Interest expense	2,367	951
Depreciation (a)	3,202	1,844
Amortization (a)	3,081	1,246
One-time non-recurring expenses (b)	559	1,285
Non-cash unit-based compensation	1,088	1,543
Non-cash deferred rent expense (c)	65	190
Adjusted EBITDA	$13,506	$7,415
Cash interest expense	(2,138)	(906)
Cash income taxes	(27)	(52)
Maintenance capital expenditures	(2,080)	(288)
Equity earnings from the LNG Interest	(2,461)	(2,489)
Cash distributions received from the LNG Interest	2,179	1,775
Distributable Cash Flow	$8,979	$5,455

________________

(a)	The depreciation and amortization have been adjusted to remove the non-controlling interest portion related to the Joliet terminal acquisition.

(b)	The one-time non-recurring expenses relate to amounts incurred as due diligence expenses from acquisition-related activities and other infrequent or unusual expenses incurred.

(c)	The non-cash deferred rent expense relates to the accounting treatment for the Portland terminal lease transaction termination fees.

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ARC LOGISTICS PARTNERS LP

SUPPLEMENTAL INFORMATION

(In thousands, except operating data)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Selected Operating Data:
Storage capacity (bbls)	7,741,100	6,425,100
Throughput (bpd)	144,980	68,295
% Take or pay revenue	86%	77%

Capital Expenditures Summary:
Maintenance capital expenditures	$2,080	$288
Expansion capital expenditures	4,177	1,255
Total capital expenditures	$6,257	$1,543

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